        As filed with the Securities and Exchange Commission on November 3, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           NORTEL NETWORKS CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                 CANADA                                    Not Applicable
      (State or Other Jurisdiction                        (I.R.S. Employer
    of Incorporation or Organization)                  Identification Number)

                           8200 DIXIE ROAD, SUITE 100
                BRAMPTON, ONTARIO, CANADA L6T 5P6, (905) 863-0000
               (Address of Principal Executive Offices) (Zip Code)

               SONOMA SYSTEMS 1996 STOCK OPTION PLAN, AS AMENDED,
                                       AND
               SONOMA SYSTEMS 1999 STOCK OPTION PLAN, AS AMENDED,
                    AS ASSUMED BY NORTEL NETWORKS CORPORATION

                            (Full Title of the Plan)

                              CT CORPORATION SYSTEM
                       111 8TH AVENUE, NEW YORK, NY 10011
                     (Name and Address of Agent for Service)

                                 (212) 894-8940
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
           Lawrence Calof, Esq.                      Deborah J. Noble
       Gibson, Dunn & Crutcher LLP                 Corporate Secretary
           1530 Page Mill Road                 Nortel Networks Corporation
       Palo Alto, California 94304              8200 Dixie Road, Suite 100
                                            Brampton, Ontario, Canada L6T 5P6


=======================================================================================================
                                    CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                                 PROPOSED MAXIMUM
   TITLE OF SECURITIES      AMOUNT TO BE     PROPOSED MAXIMUM        AGGREGATE              AMOUNT OF
    TO BE REGISTERED        REGISTERED(1)   OFFERING PRICE PER    OFFERING PRICE(2)       REGISTRATION
                                                 SHARE(2)                                     FEE(3)
-------------------------------------------------------------------------------------------------------
Nortel Networks
Corporation Common Shares     1,330,756         $43.1875          $57,472,024.75          $15,172.62
=======================================================================================================

(1) Consists of common shares of Nortel Networks Corporation to be issued pursuant to the assumed Sonoma Systems 1996 and 1999 Stock Option Plans, as amended. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2)  Estimated solely for the purpose of determining the registration fee.
(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the common shares on the New York Stock Exchange on November 2, 2000 which was $43.1875.
================================================================================

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by Nortel Networks Corporation, a Canadian corporation (the "Company," "Corporation" or "Registrant"), relating to 1,330,756 of the Company's common shares (the "Shares") issuable to eligible employees and directors of Sonoma Systems, a California corporation ("Sonoma"), under the Sonoma Systems 1996 Stock Option Plan, as amended, and the Sonoma Systems 1999 Stock Option Plan, as amended, each as assumed by the Company (the "Plans") pursuant to the Agreement and Plan of Merger, dated as of August 14, 2000 (the "Merger Agreement"), by and among the Company, NNC Russian Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Sub") and Sonoma, as amended pursuant to Amendment No. 1 to Agreement and Plan of Merger, dated as of October 10, 2000, among the Company, Sub and Sonoma, pursuant to which Sub was merged with and into Sonoma with Sonoma surviving as a wholly-owned subsidiary of the Company.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

        (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 7, 2000, as amended by Form 10-K/A, filed with the Commission on March 27, 2000;

        (ii) The Corporation's Quarterly Reports on Form 10-Q for the period ending March 31, 2000, filed with the Commission on May 15, 2000, and for the period ending June 30, 2000, filed with the Commission on August 7, 2000;

        (iii) The Corporation's Current Reports on Form 8-K, filed with the Commission and dated January 6, 2000, January 26, 2000, January 26, 2000, February 14, 2000, February 25, 2000 (Form 8-K/A), March 15, 2000, March 21, 2000, April 20, 2000, April 26, 2000, May 1, 2000, June 14, 2000, July 26, 2000,
August 7, 2000, August 15, 2000, August 18, 2000 (8-K/A), August 18, 2000,
August 25, 2000 (8-K/A), October 18, 2000 (8-K), October 18, 2000 (8-K), October
23, 2000 (8-K), October 23, 2000 (8-K) and October 27, 2000 (8-K);

        (iv) The description of the common shares contained in the Corporation's registration statement on Form 8-A dated April 28, 2000, as amended by Form 8-A/A dated May 1, 2000; and

        (v) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registration document referred to in (i) above.

        All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Canada Business Corporations Act (the "Act") provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action enforced by monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where an officer or director was substantially successful on the merits in his defense of such an action or proceeding, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.

        By-law No. 1 of the Registrant, approved by the Board of Directors on March 13, 2000 implements the indemnification provisions of the Act and reads as follows:

        "SECTION 9.2  INDEMNITY

        Subject to the limitations contained in the Act, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

        (a) such person acted honestly and in good faith with a view to the best interests of the corporation; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful.

        The corporation shall indemnify any person referred to above who fulfills the conditions contained in (a) and (b) above and who has been substantially successful on the merits in the defence of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of his or her being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by such person in connection with the defense of such action or proceeding.

        The corporation may also indemnify such persons in such other circumstances as the Act or other applicable law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law. The corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

        SECTION 9.3   INSURANCE

        To the extent permitted by the Act and other applicable law, the corporation may purchase and maintain insurance for the benefit of any person referred to in Section 9.2 against such liability as the board of directors may determine."

        The Act also provides specifically for the purchase of insurance by a corporation for the benefit of its directors and officers against liability incurred as such. The Registrant's directors and officers are covered by a group liability insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:


Exhibit No.           Description
-----------           -----------
4.1*                  Restated Certificate and Articles of Incorporation of Nortel
                      Networks Corporation dated October 1, 2000 (filed as Exhibit 3 to Nortel Networks Corporation's Report on Form 8-K dated
                      October 18, 2000).

4.2*                  By-law No. 1 of Nortel Networks Corporation dated March 13,
                      2000 (filed as Exhibit 3.2 to Nortel Networks Corporation's
                      Report on Form 8-K dated May 1, 2000).

4.3*                  Shareholder Rights Plan Agreement, dated as of March 13,
                      2000 between Nortel Networks Corporation and Montreal
                      Trust Company of Canada, which includes the Form of Rights
                      Certificate as Exhibit A thereto (filed as Exhibit 3 to
                      Nortel Networks Corporation's Registration Statement on
                      Form 8-A filed on April 28, 2000 as amended by the Registration Statement on Form 8-A/A filed on May 1,
                      2000).

4.4                   Sonoma Systems 1996 Stock Option Plan, as amended.

4.5                   Sonoma Systems 1999 Stock Option Plan, as amended.

4.6                   Agreement and Plan of Merger, dated as of August 14, 2000, by and among Nortel Networks Corporation, NNC Russian Acquisition
                      Corporation and Sonoma Systems.

4.7                   Amendment No. 1 to Agreement and Plan of Merger, dated as of
                      October 10, 2000, by and among Nortel Networks Corporation, NNC
                      Russian Acquisition Corporation and Sonoma Systems.

5.1                   Opinion of Nicholas J. DeRoma, Chief Legal Officer of
                      Nortel Networks Corporation, as to the legality of the issuance of the common shares offered hereby.

23.1                  Consent of Nicholas J. DeRoma (contained in Exhibit 5.1).

23.2                  Consent of Deloitte & Touche LLP, Independent Auditors.

23.3                  Consent of Ernst & Young LLP, Independent Auditors.

24.1                  Power of Attorney for certain directors and officers of Nortel
                      Networks Corporation.

--------------------------
* Incorporated by reference.


ITEM 9. UNDERTAKINGS.

        (1)    The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                             (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brampton, Province of Ontario, Canada on the 2nd day of November, 2000.

                                      NORTEL NETWORKS CORPORATION


                                      By: /s/ JOHN A. ROTH
                                         --------------------------------------
                                         John A. Roth
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of November, 2000.



Signature                                     Title
---------                                     -----

Principal Executive Officer

/s/ JOHN A. ROTH                              President and Chief Executive
----------------------------------            Officer, and a Director
John A. Roth



Principal Financial Officer

/s/ FRANK A. DUNN                             Chief Financial Officer, and a
----------------------------------            Director
Frank A. Dunn



Principal Accounting Officer

/s/ DOUGLAS C. BEATTY                          Controller
----------------------------------
Douglas C. Beatty


Authorized Representative in the U.S.:

By:  Nortel Networks Inc.

    /s/ LYNN EGAN
    --------------------------------
    Lynn Egan, Assistant Secretary

    November 2, 2000

DIRECTORS:


*/s/ J.J. BLANCHARD                             Director
----------------------------------
J.J. Blanchard


*/s/ R.E. BROWN                                 Director
----------------------------------
R.E. Brown


*/s/ F.C. CARLUCCI                              Director
----------------------------------
F.C. Carlucci


*/s/ L.Y. FORTIER                               Director
----------------------------------
L.Y. Fortier


*/s/ R.A. INGRAM                                Director
----------------------------------
R.A. Ingram


*/s/ G. SAUCIER                                 Director
----------------------------------
G. Saucier


*/s/ S.H. SMITH, JR.                            Director
----------------------------------
S.H. Smith, Jr.


*/s/ L.R. WILSON                                Director
----------------------------------
L.R. Wilson


By*: /s/ DEBORAH J. NOBLE
     --------------------------------
     Deborah J. Noble,
     as Attorney in Fact
     November 2, 2000

                                INDEX TO EXHIBITS





Ex. No.    Description                                             Method of Filing
 -------    -----------                                             ----------------

   4.1      Restated Certificate and Articles of Incorporation of   Incorporated by
            Nortel Networks Corporation dated October 1, 2000         Reference
            (filed as Exhibit 3 to Nortel Networks Corporation's
            Report on Form 8-K dated October 18, 2000).

   4.2      By-law No. 1 of Nortel Networks Corporation dated        Incorporated by
            March 13, 2000 (filed as Exhibit 3.2 to Nortel              Reference
            Networks Corporation's Report on Form 8-K dated May
            1, 2000).

   4.3      Shareholder Rights Plan Agreement dated as of            Incorporated by
            March 13, 2000 between Nortel Networks Corporation          Reference
            and Montreal Trust Company of Canada, which includes
            the Form of Rights Certificate as Exhibit A thereto
            (filed as Exhibit 3 to Nortel Networks Corporation's
            Registration Statement on Form 8-A filed on April 28,
            2000 as amended by the Registration Statement on Form
            8-A/A filed on May 1, 2000).


   4.4      Sonoma Systems 1996 Stock Option Plan.                   Filed herewith

   4.5      Sonoma Systems 1999 Stock Option Plan.                   Filed herewith

   4.6      Agreement and Plan of Merger, dated as of August 14,     Filed herewith
            2000, by and among Nortel Networks Corporation, NNC
            Russian Acquisition Corporation and Sonoma Systems.

   4.7      Amendment No. 1 to Agreement and Plan of Merger,         Filed herewith
            dated as of October 10, 2000, by and among Nortel
            Networks Corporation, NNC Russian Acquisition
            Corporation and Sonoma Systems.

   5.1      Opinion of Nicholas J. DeRoma.                           Filed herewith

   23.1     Consent of Nicholas J. DeRoma.                             Included in
                                                                       Exhibit 5.1

   23.2     Consent of Deloitte & Touche LLP, Independent            Filed herewith
            Auditors.

   23.3     Consent of Ernst & Young LLP, Independent Auditors.      Filed herewith

   24.1     Power of Attorney.                                       Filed herewith